Exhibit 10.3
                                                                    ------------

           SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
           ----------------------------------------------------------
                       AGREEMENT AND FORBEARANCE AGREEMENT
                       -----------------------------------


      This is a Second Amendment to Amended and Restated Loan and Security Agreement and Forbearance Agreement (this "Agreement") made this 9th day of January 2002, effective November 30, 2001, among HOLIDAY RV SUPERSTORES, INC., ("Holiday RV") a Delaware corporation, HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC., a South Carolina corporation, HOLIDAY RV SUPERSTORES WEST, INC., a California corporation, COUNTY LINE SELECT CARS, INC., a Florida corporation, ("County Line"), HALL ENTERPRISES, INC., a Kentucky corporation, and HOLIDAY RV SUPERSTORES OF NEW MEXICO, INC., a New Mexico corporation (singularly, a "Borrower" and collectively, "Borrowers"); HOLIDAY RV RENTAL/LEASING, INC., a Florida corporation, LITTLE VALLEY AUTO & RV SALES, INC., a West Virginia corporation, HOLIDAY RV ASSURANCE SERVICE, INC., F/K/A HOLIDAY RV ASSURANCE CORPORATION, a Florida corporation, and RECREATION USA INSURANCE CORPORATION, a Florida corporation (singularly, a "Guarantor and collectively "Guarantors"); and BANC OF AMERICA SPECIALTY FINANCE, INC., a North Carolina corporation ("Specialty") and BANK OF AMERICA, N.A., a national banking association (the "Bank") (together, "Lender").


                                   RECITALS
                                   --------

      WHEREAS, prior to March 8, 2001, Borrowers and Guarantors and Lender and/or its predecessors were parties to certain credit facilities.

      WHEREAS, Borrowers requested an amended and restated credit facility from Lender, and on about March 8, 2001, Borrowers and Guarantors entered into that certain Amended and Restated Loan and Security Agreement.

      WHEREAS, all capitalized terms used herein and not otherwise defined shall have the meanings given in the Amended and Restated Loan and Security Agreement.

      WHEREAS, the Amended and Restated Loan and Security Agreement set forth the modified terms and conditions of the loans from Lender under the Existing Holiday RV Documents and Existing County Line Documents, and reaffirmed the grant of a security interest and lien in certain personal property, including new and used inventory and parts, and also granted a security interest and lien in additional property as described in Exhibit 1 attached thereto (the "Collateral").

      WHEREAS, pursuant to the Amended and Restated Loan and Security Agreement, certain of Borrowers and Guarantors executed and delivered to Lender a Pledge of Deposit Accounts (the "Deposit Account Pledge") and Account Custody and Control Agreement (the "Control Agreement") with respect to the deposit accounts of Borrowers and Guarantors as described therein (the "Deposits Accounts").

      WHEREAS, on or about June 18, 2001, the Lender, Borrowers and Guarantors entered into a First Amendment to the Amended and Restated Loan and Security Agreement, in which Borrowers, inter alia, agreed to pledge to Lender a certificate of deposit in the amount of one million dollars (the "CD") and to grant Lender a first mortgage in certain real property located in Tampa, Florida and the leases and rents thereof (the "Tampa Property") and in Las Cruces, New Mexico and the leases and rents thereof (the "Las Cruces Property"), and in connection therewith, certain of Borrowers executed a Pledge of Certificate of Deposit in the amount of $1 million (the "CD Pledge"), a Mortgage and Security Agreement and an Assignment of Rents relating to the Tampa Property (the "Florida Mortgage" and the "Florida Assignment of Rents," respectively), and a Mortgage and Security Agreement and an Assignment of Rents relating to the Las Cruces Property (the "New Mexico Mortgage" and "New Mexico Assignment of Rents," respectively).

      WHEREAS, Borrowers and Guarantors have executed and delivered to Lender various UCC-1 Financing Statements ( the "Financing Statements") which have been filed or recorded with the proper filing and recording offices in the applicable states to perfect Lenders' liens in the Collateral described in the Financing Statements which are subject to perfection by recording or filing.

      WHEREAS, the Existing Holiday RV Documents, Existing County Line Documents, Deposit Account Pledge, Control Agreement, Amended and Restated Loan and Security Agreement, First Amendment to the Amended and Restated Loan and Security Agreement, Financing Statements, CD Pledge, Florida Mortgage, Florida Assignment of Rents, New Mexico Mortgage, and New Mexico Assignment of Rents are collectively the "Loan Documents."

      WHEREAS, pursuant to the terms of the Amended and Restated Loan and Security Agreement, as amended, all sums due Lender under the Loan Documents became fully due and payable on the "Termination Date"-November 30, 2001, and at that time, Lenders' obligation to advance any funds to any of Borrowers also terminated.

      WHEREAS, Borrowers and Guarantors are in default of the Loan Documents due to the failure to pay all sums due at maturity and to make timely payments due Lender for "sold and unpaid" vehicles and Borrowers and Guarantors also are in default of certain of the financial covenants under the Loan Documents.

      WHEREAS, as of January 8, 2002, the following principal and non-default interest was due Lender under the Loan Documents:

      Principal                         $18,549,787.00
      Interest at non-default rate          132,112.67

      WHEREAS, the above-stated amounts of principal and interest plus all other sums due under the Loan Documents and this Agreement or otherwise shall be collectively called the "Liabilities."

      WHEREAS, Borrowers and Guarantors have represented to Lender that they have received an infusion of equity in the amount of at least $1,500,000.00 as



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


of the date hereof, which is subordinate to the "Liabilities" due Lender (the "New Equity") and requested that Lender forbear from enforcing it rights due to the "Termination Date" and foregoing described defaults and have further requested that Lender advance up to two million dollars ($2,000,000.00) for the purchase of new, approved inventory.

      WHEREAS, Borrowers and Guarantors represent to Lender that, except with respect to County Line where Deere Credit, Inc. has an existing security interest in certain used inventory and Little Valley Auto & RV Sales, Inc. ("Little Valley") where Deutsche Financial Services, Inc. and Bomardier Capital, Inc. have security interests in certain personal property, there are no security interests against any of the inventory of the Borrowers or Guarantors except those of Lender. Lender acknowledges that it does not have a security interest in the inventory of Little Valley.

      WHEREAS, Lender is willing to forbear and advance up to two million dollars ($2,000,000.00) solely for the purchase of new, approved inventory on the terms and conditions set out herein (the "New Advances").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Guarantors hereby agree with Lender as follows:

                                  AGREEMENT

            1. The above Recitals are incorporated herein as if fully set out below.

            2. This Agreement does not novate or supercede the Loan Documents and only supplements them, and Borrowers and Guarantors reaffirm and ratify the terms of the Loan Documents and agree that, except as expressly otherwise provided herein, their terms and conditions are and shall remain in full force and effect. Hall Enterprises, Inc. shall be deemed a "Borrower" under the Amended and Restated Loan and Security Agreement and this Agreement.

            3. Borrowers and Guarantors acknowledge that material defaults under the Loan Documents have occurred and are continuing and that they have been given proper notice of the defaults under the Loan Documents and that Lender's entering into this Agreement shall not constitute waiver or excuse of the same by Lender.

            4. Borrowers and Guarantors acknowledge and agree that, by virtue of the occurrence of such defaults, Lender would be entitled to immediate possession of the Collateral or to foreclose the same, and to sell, lease, liquidate or otherwise dispose of such Collateral as permitted by the Loan Documents and this Agreement and applicable law and apply the proceeds of such disposition to the Liabilities of Borrowers or Guarantors to Lender under their respective Loan Documents without regard to any claim for marshalling or the application of any election of remedies principles, including but not limited to the "single action rule" or "security first" rule of any particular state.


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

            5. Borrowers and Guarantors acknowledge and agree that the obligations of Borrowers and Guarantors under the Loan Documents are the valid and binding obligations of each such Borrower and Guarantor. Further, each of Borrowers and Guarantors represent and warrant that, as of the date hereof, there is no claim, counterclaim, setoff, or defense to the Loan Documents or
Lender's exercise of any right or remedy available to Lender under any Loan Documents or at law or in equity. Borrowers and Guarantors waive and affirmatively agree not to allege or otherwise pursue any and every defense, affirmative defense, counterclaim, cause of action, setoff or other right that they have or may have as of the date hereof, whether known or unknown, legal or equitable, including, without limitation, any contest of (a) any defaults; (b) any provisions of any Loan Documents; (c) the right of Lender to all of the Collateral and all products and proceeds thereof; (d) the security interest of Lender in any property, whether real or personal, tangible or intangible, or any right or other interest, now or hereafter arising in connection with the Collateral; or (e) the conduct of Lender in administering any financing arrangement by and among Borrowers, Guarantors and Lender, or any of them.

            6. Borrowers and Guarantors acknowledge and agree that Lender has a valid and duly perfected security interest in and to the Collateral, which includes the property described in Exhibit 1 attached hereto. To secure the obligations of Borrowers and Guarantors under the Loan Documents and this Agreement, including for the Liabilities which includes the New Advances, Borrowers and Guarantors ratify and reaffirm their prior pledges under the Loan Documents, including the Amended and Restated Loan and Security Agreement, Deposit Account Pledge, Control Agreement, CD Pledge, Florida Mortgage, Florida Assignment of Rents, New Mexico Mortgage, and New Mexico Assignment of Rents, and they further re-pledge and grant to Lender a lien and security interest in the Collateral as described in Exhibit 1 attached hereto, including but not limited to, as to Borrowers and Hall Enterprises, Inc. all inventory (new and used vehicles and boats and parts and accessories), fixtures, equipment, accounts, chattel paper, instruments, and general intangibles, whether now or hereafter existing, and the CD and Deposit Accounts as to all Borrowers and Guarantors to the extent of their interests therein, and all replacements, substitutions, and additions thereto and the proceeds of any of the foregoing. To the extent necessary, this Agreement constitutes an amendment to the Account Pledge, CD Pledge, and Control Agreement.

            7. Subject to strict compliance by Borrowers and Guarantors with the terms of this Agreement and there being no further material defaults under the Loan Documents and none of Borrowers or Guarantors have commenced or have commenced against them any insolvency proceeding or have instituted against Lender any legal proceedings, Lender agrees to forebear from enforcing any of its rights and remedies through January 23, 2002 at 5:00 p.m. (eastern standard time) (the "Extension Date"). Absent Lender's execution of a written agreement further extending the forbearance beyond the Extension Date (Borrowers and Guarantors acknowledge that Lender has no obligation whatsoever to extend the same), all sums due and owing Lender at that time, including all amounts due under the Loan Documents and this Agreement shall be fully due and payable without further notice or demand and Lender shall be entitled to exercise all of its rights and remedies under the Loan Documents, this Agreement, at law and in equity.

            8. Provided no further default under the Loan Documents or a breach of this Agreement, Lender waives right to access and collect default interest due to the defaults and failure to pay all sums when due at the Termination Date, and Lender agrees, subject to the terms of this Agreement and the advance conditions of the Loan Documents, to make advances to up to two million dollars ($2,000,000.00) dollar-for-dollar to the extent of New Equity actually received by the Borrowers, with the advances being available solely for the purchase of new, approved inventory.

            9. On or before January 9, 2002 at 6:00 p.m. (eastern standard time), Borrowers or Guarantors shall pay down the current "sold and unpaid" amount outstanding to no more than $485,000 and they further agree and covenant that the amount of "sold and unpaid inventory thereafter through the Extension Date shall not exceed $485,000 at all times.

            10. Borrowers and Guarantors further agree that units of inventory subject to curtailment shall at all times through the Extension Date be less than or equal to three million, two hundred thousand dollars ($3,200,000.00).

            11. For any inventory financed by Lender, Borrowers and Guarantors further agree to cause any proceeds from indirect or retail lenders of customers of Borrowers and Guarantors to fund and pay directly to Lender all sums which otherwise would be payable to any of them, and such payments shall be made by said indirect or retail lenders by wire or such other form of payment acceptable to Lender to the following address: c/o Banc of America Specialty Finance, Inc., attention Terry Dennis, GA 7903028, 1355 Windward Concourse, Alpharetta, Georgia 30005 (800) 876-8544, extension 2950. If any Borrower or Guarantor receives a payment from a retail or indirect lender which is required to be made to Lender under this provision, an authorized official of the Borrowers or Guarantors, as applicable, shall immediately cause said sums to be transferred to Lender by wire transfer or check but in no event later than the next business day.

            12. On or before the day prior to the Extension Date at 5:00 p.m. (eastern standard time), Borrowers and Guarantors shall deliver at their expense to Lender c/o Robert P. Thomas cash flow projections and pro forma balance sheet and income statements with prior year same-store comparisons regarding the operations of the foregoing entities for the next 12 months and promptly provide at their expense to Lender upon request, any other financial documentation and information reasonably requested by Lender. Upon request, Borrowers and Guarantors agree to provide at their expense copies of back-up documentation for any financial information provided to Lender.

            13. Borrowers and Guarantors shall permit Lender and its agents and consultants to have access to the Collateral, the premises upon which Collateral is situated, and their books and records at all times from and after the Effective Date so that Lender can review and evaluate the Collateral and the operations and financial condition of Borrowers and Guarantors and their compliance with the terms of the Loan Documents and this Agreement. Lender agrees not to unreasonably interfere with the operations of Borrowers and Guarantors during the forbearance period, absent a further default under the Loan Documents or a breach of this Agreement.



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

            14. Borrowers and Guarantors also agree that all contracts, agreements, instruments and documents between them and Lender, including but not limited to the Loan Documents in this agreement, are and shall be governed by and construed under the internal laws of the State of Florida, without application of or regard to any conflicts of laws rules to the fullest extent permitted by law.

            15. Nothing herein shall be deemed to make Lender and any Borrower or Guarantor partners, co-venturers or co-participants of any kind or nature in any business or obligation of the other or make Lender a mortgagee in possession.

            16. Each of Borrowers and Guarantors represents and warrants that it has taken all corporate action, including any approval of its respective shareholders and directors, necessary to its execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of their respective obligations hereunder, and each of them has entered into this Agreement fully understanding its terms and conditions and voluntarily and without duress and with the advice of counsel.

            17. In addition to the other conditions provided for herein, Lender's obligation to forbear or advance funds hereunder is subject to (a) Borrowers and Guarantors having received the infusion of New Equity, (b) there being no material adverse change to the financial condition of Borrowers and Guarantors from January 7, 2002 through the date hereof date, (c) satisfaction of the obligation under paragraph 10, and (d) the Loan Documents and this Agreement shall remain in full force and effect and the security interests created thereunder and hereunder remaining valid and perfected at all times.

            18. Borrowers and Guarantors agree to be liable for the actual attorneys' fees and expenses (including but not limited to audit fees, appraisals, security, receiver fees) incurred by Lender: (a) from November 30, 2001 through the execution of this Agreement in connection with the defaults, negotiating, drafting, and closing this Agreement up to the amount of $10,000.00 ("Lender's Expenses"), and (b) after execution of this Agreement in connection with the enforcement of Lender's rights and remedies, including fees and expenses incurred in collecting or liquidating the Collateral. Borrowers and Guarantors agree to pay Lender's Expenses on or before the Extension Date.

            19. Guarantors, including Hall Enterprises, Inc., consent to and join in this Agreement and agree to bound by its terms and conditions.

            20. This Agreement constitutes the entire understanding and agreement between the parties hereto, and shall be binding on the successors and assigns of each of Borrowers and Guarantors and shall inure to the benefit of Lender and its successors and assigns.

            21. This Agreement may be executed in counterpart and each of the counterparts shall be effective and enforceable.

            22. The parties hereby waive any right to jury trial with respect to any dispute arising out of this Agreement and agree that any litigation arising


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


out of or pertaining to this Agreement shall be brought exclusively in the Circuit Court for Hillsborough County, Florida except with respect to actions required to brought in the jurisdiction where Collateral is located for purposes of enforcing rights against that Collateral.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

      "Borrowers"

HOLIDAY RV SUPERSTORES, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________


HOLIDAY RV SUPERSTORES OF SOUTH CAROLINA, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________

HOLIDAY RV SUPERSTORES WEST, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________

HOLIDAY RV SUPERSTORES OF NEW MEXICO, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________

HALL ENTERPRISES, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________

            "Lender"

BANC OF AMERICA SPECIALTY FINANCE, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________

BANK OF AMERICA, N.A.

By_______________________________________
   Name: ________________________________
   Title: _______________________________

"GUARANTORS"

HOLIDAY RV RENTAL/LEASING, INC.

By______________________________________
   Name: _______________________________
   Title:_______________________________



LITTLE VALLEY AUTO & RV SALES, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________



HALL ENTERPRISES, INC.

By_______________________________________
   Name: ________________________________
   Title: _______________________________




HOLIDAY RV ASSURANCE SERVICE, INC., F/K/A HOLIDAY RV ASSURANCE CORPORATION

By_______________________________________
   Name: ________________________________
   Title: _______________________________



RECREATION USA INSURANCE CORPORATION

By_______________________________________
   Name: ________________________________
   Title: _______________________________